SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                             FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      September 5, 2018
                        Date of Report
                (Date of Earliest Event Reported)

             HIDDEN FOREST ACQUISITION CORPORATION
        (Exact Name of Registrant as Specified in its Charter)

 Delaware                  000-55892               82-3690135
(State or other     (Commission File Number)     (IRS Employer
jurisdiction                                         Number)
of incorporation)

               380 South Los Angeles Street, Suite P2
                    Los Angeles, California 90024
          (Address of principal executive offices) (zip code)

                        949-616-5723
         (Registrant's telephone number, including area code)

ITEM 3.02 Unregistered Sales of Equity Securities

     On September 6, 2018, Hidden Forest Acquisition Corporation
(the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 98% of the total outstanding 20,000,000 shares of common stock as follows:

              Zhitian Deng         17,800,000
              Thomas Vinh Lai         600,000
              Kaiming Wu              600,000
              Wenxiu Feng             600,000

    With the issuance of the stock and the redemption of 19,600,000 shares of stock (discussed below), the Company effected a change in its control and the shareholders elected new management of the Company. The Company intends to develop its business plan by acquiring World Zhitian Art Finance Co., Ltd., a private Delaware company. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01  Changes in Control of Registrant

    On September 5, 2018, the following events occurred which resulted in a change of control of the Registrant:

      The Registrant cancelled an aggregate of 19,600,000 of the then 20,000,000 shares of outstanding stock valued at par.

      The then current officers and directors resigned.

      New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on January 19, 2018 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to develop the business of World Zhitian Art Finance Co., Ltd. with the objective of conversion of art, collectibles, film and other valuables into an asset class investment security.

ITEM 5.02  Departure of Directors or Principal Officers;
           Election of Directors

    On September 5, 2018, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director.

         James McKillop resigned as the Registrant's vice president and director.

         The following person was appointed as the sole director of
         the Registrant:   Zhitian Deng

         The following persons were appointed to serve in the offices as listed below:

              Thomas Vinh Lai     President, Chief Executive Officer
              Kaiming Wu          Chief Operating Officer
              Wenxiu Feng         Chief Business Officer
..

    Zhitian Deng serves as the sole director of the Company. Dr. Deng received his college education at the Air Force Engineering College in Xi'an, received his Masters Degree in 1989 from the Sichuan International Studies College and in 1992 received his Ph.D. from Heilongjiang University. In 1994, Dr. Deng was a reporter for "China's Foreign Investment" and "Chinese and Foreign Investment Enterprise News". Since 1999, he has been a serious art collector and investor. From 1999 to 2009, he wrote nine books on the subject and became the largest collector in Asia. By 2013, the collection, "Art Influence" and "Chinese Art", was registered in the Western Financial City in the Ministry of Industry and Information Technology. In 2015, Dr. Deng established the Sichuan Zhitian Financial Service Outsourcing Co., Ltd. In 2016, Dr. served as Executive Chairman of the United Nations World Chinese Chamber of Commerce and served as President of the World Financial Industry Cloud and World Antiques
Industry Cloud.

    In 2016, Dr. Deng's company, Sichuan Zhi Tian Financial Services Outsourcing Co., Ltd. was awarded an honorary title as Ten Honest Enterprises in the World by Chairman Li Longji of Global Alliance Peacekeeping Security. The following year, 2017, Chairman Li Longji from Hong Kong awarded Dr. Deng the prestigious award of honorary title of the World's Top Ten People at the 3rd World Conference on the Declaration on Peace, held in Beijing, Dr. Deng was awarded an honorary doctorate in economics by the World Academic Center.

    In 2018, Dr. Deng served as chairman of the first World Financial Congress held in Sichuan, China. Presently Dr. Deng is the chairman of the board of the Zhitian Art Finance Co., Ltd. and serves as an officer on nearly 100 community organizations including "Chinese Children", "Discovery", "Chinese Business" and others.

    Thomas Vinh Lai serves as the President and Chief Executive Officer of the Company. In 2011, Mr. Lai founded America International Investment, Inc. and has served as its president to the present. In 2018 he co-founded World Zhitian Art Finance Co., Ltd. for the purpose of conversion of art and other valuables into an asset class investment for sale as a security on the equity market. He is the architect for the blockchain platform for use by the company with built-in artificial intelligence, social media, e-commerce, online auction, and financing to run on arttian.com. In 2017, he served as advisor, strategist and business developer for Deppon Logistics LLC (USA) and was the architect for its going public. In 2014, Mr. Lai was the managing partner and president of United Mason International, Inc. and in 2013, he was the managing partner and president of Phoenix Nano Technology, in Ghana which introduced its 3G smart phones into West African territories, including Ghana, Nigeria, Liveria, and Sierra Leone.

    Wenxiu Feng serves as the Chief Business Officer of the Company. Since 2000, Ms. Feng has been engaged in sales and insurance work in the world financial platform. In 2015, she was one of the original shareholders of the World Financial Platform and of Sichuan Zhitian Financial Services Outsourcing Co., Ltd. In 2016, she served as one of the original deans of the Chinese Business School and in 2017 she was one of the founders and Executive Director of the China Business Enterprise Alliance.

    Kaiming Wu serves as Chief Operating Officer of the Company. From 2003 to 2005, Mr. Wu was a graduate student of Xi'an Institute of Information Engineering. From 2009 to 2013, Mr. Wu served as vice-president and secretary general of New Energy Industrial Promotion Association of Sichuan Province. From 2013 to 2015, Mr. Wu was a doctoral student in finance. In 2015, Mr. Wu served as executive vice president of World Financial Platform and general manager of Sichuan Zhi Tian Financial Services Outsourcing Co., Ltd. In 2018, Mr. Wu became the president and chairman of the board of Sichuan Chinese Film Culture Media Co., Ltd.

                        SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             HIDDEN FOREST ACQUISITION CORPORATION

Date: September 6, 2018
                             /s/ Thomas Vinh Lai, President